EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-08003), Form S-3 (File No. 333-39681) and Form S-3, as amended (File No. 333-45201) of The Vincam Group, Inc. of our report dated March 6, 1998 appearing on page 36 of this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP

Miami, Florida
March 31, 1998